SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   April 23, 1997
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (847) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938

Item 5.   Other Events

On April 23, 1997 Comdisco, Inc announced second quarter and fiscal 1997 operating results.

Item 7.   Financial Statements and Exhibits

(c)       Exhibits

99 Consolidated Statements of Earnings For the Three and Six Months Ended March 31, 1997 and 1996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                             COMDISCO, INC.



Date: May 1, 1997                   by:     /s/John J. Vosicky
                                            -------------------
                                            Executive Vice President
                                            and Chief Financial Officer

Comdisco, Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three and Six Months Ended March 31, 1997 and 1996
(Dollars in millions except per share data)


                                                                       Three months                      Six months
                                                                       ended March 31,                   ended March
                                                                       1997       1996                   1997       1996
Revenue
 Leasing

  Operating .....................................................   $   402    $   330                $   792    $   646
  Direct financing ..............................................        36         39                     72         79
  Sales-type ....................................................        68         49                    132         89
                                                                    -------    -------                -------    -------
   Total leasing ................................................       506        418                    996        814

Sales ...........................................................        59         74                    105        125
Continuity and network services .................................        85         78                    169        148
Other <F1> ......................................................        40         11                     53         24
                                                                    -------    -------                -------    -------
  Total revenue .................................................       690        581                  1,323      1,111
                                                                    -------    -------                -------    -------

Costs and expenses
Leasing
  Operating .....................................................       316        249                    621        484
  Sales-type ....................................................        43         35                     89         59
                                                                    -------    -------                -------    -------
   Total leasing ................................................       359        284                    710        543

Sales ...........................................................        49         59                     79        100
Continuity and network services .................................        71         68                    142        129
Selling, general and administrative .............................        61         60                    120        120
Interest ........................................................        73         65                    146        130
Other <F2> ......................................................        25         --                     25         --
                                                                    -------    -------                -------    -------
  Total costs and expenses ......................................       638        536                  1,222      1,022
                                                                    -------    -------                -------    -------

Earnings before income taxes ....................................        52         45                    101         89
Income taxes ....................................................        19         17                     38         34
                                                                    -------    -------                -------    -------
Net earnings before preferred dividends .........................        33         28                     63         55
Preferred dividends .............................................        (2)        (2)                    (4)        (4)
                                                                    -------    -------                -------    -------
Net earnings available to common stockholders ...................   $    31    $    26                $    59    $    51
                                                                    =======    =======                =======    =======

Retained earnings at beginning of period ........................   $   881    $   785                $   856    $   764
Net earnings available to common stockholders ...................        31         26                     59         51
Cash dividends paid on common stock .............................        (4)        (3)                    (7)        (7)
                                                                    -------    -------                -------    -------
Retained earnings at end of period ..............................   $   908    $   808                $   908    $   808
                                                                    =======    =======                =======    =======

Net earnings per common and common equivalent share:
   Net earnings available to common stockholders ................  $   0.58    $  0.49                $  1.13    $  0.96
                                                                    =======    =======                =======    =======

Common and common equivalent shares outstanding .................        52         53                     52         53
                                                                    =======    =======                =======    =======



 <F1> Other revenue includes a gain of $25 million,  ($16 million after-tax,  or
$.30 per common share) as a result of amounts received in settlement of litigation.

 <F2> In the second  quarter of fiscal 1997,  the Company  recorded a non-cash, non-operating charge of $25 million, ($16 million after-tax, or $.30 per common share) as a one time addition to the equipment valuation allowance